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                                                                    EXHIBIT 10.2

June 28, 2002

Liberty Livewire Corporation
520 Broadway
Santa Monica, CA  90401


Ladies and Gentlemen:

        Reference is made to the Subordination Agreement, dated as of June 22, 2001 (the "Subordination Agreement"), by Liberty Livewire Corporation ("Borrower") and Liberty Media Corporation ( "Subordinated Creditor"), in favor of Heller Financial Leasing, Inc. ("Heller"). Terms used but not defined in this letter agreement shall have the meanings ascribed to such terms in the Subordination Agreement.

        By its signature below, Borrower hereby represents that there is no Event of Default that has occurred and is continuing under the Heller Debt Agreements, and that this letter agreement does not modify any of the obligations of Borrower or any of the rights and remedies of Heller under the Heller Debt Agreements. Heller's agreements set forth in the next paragraph are predicated upon the representations and warranties contained in this paragraph.

        Heller hereby (I) agrees that, notwithstanding the provisions of the Subordination Agreement, Borrower shall be permitted to repay the next additional $25,000,000 of principal of debt under the Credit Agreement, dated as of December 22, 2000 (the "Liberty Credit Agreement"), between Borrower and Subordinated Creditor prior to the Heller Senior Obligations having been indefeasibly paid in full in cash, (II) consents to the amendment of Section 8 of the Liberty Credit Agreement solely to modify the conversion rights set forth therein with respect to such additional $25,000,000 of debt, and (III) consents to the departure by Liberty Media and Borrower from the terms of the B-of-A Subordination Agreement as agreed to by the Administrative Agent (as defined in the B-of-A Subordination Agreement) and the lenders signatory thereto in the letter agreement, dated as of June 28, 2002, among the Administrative Agent, such lenders, Borrower, and Subordinated Creditor solely to the extent necessary for I and II above.

        This letter agreement shall not be construed as an amendment or novation of any of the Heller Debt Agreements.

        This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document. This letter agreement shall become effective upon the granting of the consent, which shall be evidenced by the execution of a counterpart of this letter by Heller. Delivery of an executed counterpart of this letter agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.



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        THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK.


                                            Sincerely,

                                            HELLER FINANCIAL LEASING, INC.

                                            By:    /s/ Ronald E. Lis
                                               ---------------------------------
                                            Name: Ronald E. Lis
                                            Title: Vice President


Acknowledged and Agreed:

LIBERTY LIVEWIRE CORPORATION

By:   /s/ William E. Niles
   ----------------------------------
Name: William E. Niles
Title: Executive Vice President

LIBERTY MEDIA CORPORATION

By:  Elizabeth M. Markowski
   ----------------------------------
Name: Elizabeth M. Markowski
Title: Senior Vice President


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